UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  May 9, 2005 (Date of earliest event reported)

                                 MAGNETEK, INC.

             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                 1-10233                  95-3917584
 (State or Other Jurisdiction     (Commission              (IRS Employer
       of Incorporation)          File Number)           Identification No.)


                       10900 Wilshire Boulevard, Suite 850
                          Los Angeles, California 90024
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (310) 689-1610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.


Resignation of Andrew G. Galef as President/CEO and Election of Thomas G. Boren as President/CEO


On May 9, 2005, Andrew G. Galef stepped down as President and Chief Executive Officer of Magnetek. Mr. Galef will continue to serve as Chairman of Magnetek's Board of Directors, and will stand for reelection at the Company's 2005 annual stockholders' meeting.

On May 9, 2005, the Board of Directors of Magnetek selected Thomas G. Boren, age 55, to serve as President and Chief Executive Officer of the Company. Mr. Boren has been a Director of Magnetek since 1997 and will continue to serve as a member of the Board of Directors. He has stepped down as Chairman of the Nominating and Governance Committee and as a member of the Audit Committee. He will stand for re-election to the Board at the Company's 2005 annual stockholders' meeting.

Mr. Boren has held executive positions in the energy products and services sector since 1980, most recently as Executive Vice President of PG&E Corporation from August 1999 until December 2002. Prior to joining PG&E Corporation, Mr. Boren was an Executive Vice President with Southern Company.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MAGNETEK, INC.





                                               By: /s/ David Reiland
                                                   -----------------------------
                                                   David Reiland
                                                   Executive Vice President
                                                   & Chief Financial Officer

May 12, 2005